Exhibit 5.1

One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

May 7, 2021

Sally Beauty Holdings, Inc.

Sally Holdings LLC

Sally Capital Inc.

The Guarantors listed on Schedule A

3001 Colorado Boulevard

Denton, Texas 76210

Re: Registration Statement on Form S-3 (No. 333-                )

Ladies and Gentlemen:

We have acted as counsel to Sally Beauty Holdings, Inc., a Delaware corporation (the “Company”), Sally Holdings LLC, a Delaware limited liability company (“Holdings”), Sally Capital Inc., a Delaware corporation (“Sally Capital”), and the other guarantors of Debt Securities (as defined herein) listed on Schedule  A hereto (together with the Company, Holdings and Sally Capital, the “Guarantors”) in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company, Holdings, Sally Capital and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act ).

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”): (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”); (iii) senior or subordinated debt securities of the Company, Holdings and Sally Capital (the “Debt Securities”); (iv) guarantees (the “Guarantees”) of Debt Securities by the Guarantors; (v) warrants to purchase any of the securities of the Company described in clauses (i), (ii) and (iii) (collectively, the “Warrants”); (vi) purchase contracts of the Company obligating holders to purchase a specified or varying number of shares of Common Stock or Preferred Stock at a future date or dates (the “Purchase Contracts”); and (vii) units comprised of one or more of the other securities described in the Registration Statement, in any combination (the “Units”).

Each series of Debt Securities will be issued pursuant to that certain Indenture dated as of May 18, 2012, by and among the Company, Holdings, Sally Capital, the guarantors named therein, and Wells Fargo Bank, National Association (the “Trustee”) (the “Base Indenture”), which is filed as an exhibit to the Registration Statement, and any supplemental indenture to be entered into at or before the time of such offering, which will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated into the Registration Statement by reference (each, a “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Each Guarantee will be issued pursuant to the Indenture and any notation of guarantee, which will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act, and incorporated into the Registration Statement by reference. Each Warrant will be issued pursuant to a warrant agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference (a “Warrant Agreement”). Each Purchase Contract will be issued pursuant to a purchase contract substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration Statement by reference. Each Unit will be issued pursuant to a unit agreement substantially in the form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a document filed under the Exchange Act and incorporated into the Registration

Alston & Bird LLP    www.alston.com

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Sally Beauty Holdings, Inc.

Sally Holdings LLC

Sally Capital Inc.

May 7, 2021

Statement by reference (a “Unit Agreement”).

We have examined the Third Restated Certificate of Incorporation of the Company; the Amended and Restated Bylaws of the Company; records of proceedings of the Board of Directors, sole director, sole member, managing member or general partner, as applicable, of the Company, Holdings, Sally Capital and the other Guarantors; a specimen certificate representing the Common Stock; the Base Indenture; the Registration Statement; the charter or other applicable formation documents of the Guarantors; and the bylaws or other comparable governing documents of the Guarantors. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth.

Our opinions set forth below are limited to the General Corporation Law of the State of Delaware, reported judicial decisions interpreting such General Corporation Law, the Delaware Limited Liability Company Act, the Texas Business Organizations Code, the Texas Limited Liability Company Law, the California General Corporation Law, the Florida Limited Liability Act, the New Hampshire Business Corporation Act, the Indiana business flexibility act, the Virginia Limited Liability Company Act and, solely with respect to whether or not the Debt Securities, Guarantees, Warrants, Purchase Contracts or Units are the valid and binding obligations of the Company, Holdings or Sally Capital, as applicable, the laws of the State of New York, in each case, that in our experience is normally applicable to transactions of the type contemplated by the Registration Statement. The Registered Securities may be issued from time to time on a delayed or continuous basis, and our opinions set forth below are limited to such laws as in effect on the date hereof. We do not express any opinion herein concerning any other laws. Our opinions set forth in paragraphs 3, 4, 5, 6 and 7 are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing.

This opinion letter is provided for your use solely in connection with the filing of the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.

When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Common Stock in conformity with the Third Restated Certificate of Incorporation of the Company; (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has been taken so as not to violate any applicable law or

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Sally Beauty Holdings, Inc.

Sally Holdings LLC

Sally Capital Inc.

May 7, 2021

result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (c) Common Stock has been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and; (d) certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.

When, as and if (a) appropriate corporate action has been taken to authorize the issuance of Preferred Stock in conformity with the Third Restated Certificate of Incorporation of the Company, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware; (b) such certificate of designation has been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has been taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (d) Preferred Stock with terms so fixed has been duly issued and delivered by the Company against payment therefor in accordance with such corporate action; and (e) certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if uncertificated, valid book-entry notations have been made in the share register of the Company, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non-assessable (provided that the consideration paid therefor is not less than the par value thereof).

3.

When, as and if (a) the Indenture related to any series of the Debt Securities has been duly authorized, executed and delivered by the Company, Holdings or Sally Capital, as applicable, and the appropriate corporate action has been taken by the Company, Holdings or Sally Capital, as applicable, to authorize the form, terms, execution and delivery of any series of the Debt Securities in conformity with the applicable Indenture; (b) such Debt Securities have been executed and authenticated in accordance with the applicable Indenture and issued and delivered by the Company, Holdings or Sally Capital, as applicable, against payment therefor in accordance with the applicable Indenture and such corporate action; and (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has been taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, Holdings or Sally Capital, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, Holdings or Sally Capital, as applicable, then, upon the happening of such events, the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, Holdings or Sally Capital, as applicable, enforceable against the Company, Holdings or Sally Capital, as applicable, in accordance with their terms.

4.

When, as and if (a) the Indenture related to the Guarantees and the corresponding Debt Securities has been duly authorized, executed and delivered by the Company, Holdings, Sally Capital or the other Guarantors, as applicable, and the appropriate corporate action has been taken by the Company, Holdings, Sally Capital or the other Guarantors, as applicable, to authorize the form, terms, execution and delivery of the Guarantees and the corresponding Debt Securities in conformity with the applicable Indenture; (b) the Guarantees and the corresponding Debt Securities have been executed and, in the case of the corresponding Debt Securities, authenticated in accordance with the applicable Indenture and issued and delivered by the Company, Holdings or Sally Capital, as applicable, against payment therefor in accordance with the applicable Indenture and such corporate action; and (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has been

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Sally Beauty Holdings, Inc.

Sally Holdings LLC

Sally Capital Inc.

May 7, 2021

taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, Holdings, Sally Capital or the other Guarantors, as applicable, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, Holdings, Sally Capital or the other Guarantors, as applicable, then, upon the happening of such events, such Guarantees will be validly issued and will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

5.

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants) and when a Warrant Agreement has been duly authorized, executed and delivered by the Company; (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrants in accordance with the applicable Warrant Agreement and when such Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and delivered against payment therefor in accordance with the Warrant Agreement and such corporate action; and (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has been taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Warrants will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract (including a form of certificate evidencing the Purchase Contracts) and when a Purchase Contract has been duly authorized, executed and delivered by the Company; (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Purchase Contracts in accordance with the applicable Purchase Contract and when such Purchase Contracts have been duly executed and authenticated in accordance with the applicable Purchase Contract and issued and delivered against payment therefor in accordance with the Purchase Contract and such corporate action; and (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has been taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.

When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units) and when a Unit Agreement has been duly authorized, executed and delivered by the Company; (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units in accordance with the applicable Unit Agreement and when such Units have been duly executed and authenticated in accordance with the applicable Unit Agreement and issued and delivered against payment therefor in accordance with the Unit Agreement and such corporate action; and (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities and third parties are obtained and all other action has been taken so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then, upon the happening of such events, such Units will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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Sally Beauty Holdings, Inc.

Sally Holdings LLC

Sally Capital Inc.

May 7, 2021

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ W. Scott Ortwein
W. Scott Ortwein A Partner

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Schedule A

Guarantors

Sally Investment Holdings LLC

Beauty Systems Group LLC

Armstrong McCall Holdings, Inc.

Armstrong McCall Holdings, L.L.C.

Armstrong McCall Management, L.C.

Armstrong McCall, L.P.

Innovations-Successful Salon Services

Procare Laboratories, Inc.

Neka Salon Supply, Inc.

Salon Success International, LLC

Sally Beauty Supply LLC

Diorama Services Company, LLC

Arcadia Beauty Labs LLC

Sally Beauty International Finance LLC

Beauty Holding LLC

Loxa Beauty LLC

Sally Beauty Military Supply LLC

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